Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan of Cara Therapeutics, Inc. of our report dated March 9, 2017, with respect to the financial statements of Cara Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 9, 2017